UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2011

(Date of Report)

March 29, 2011

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2011, International Paper Company (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with L.N. Bangur and related family members and affiliates (collectively, the “Sellers”) to purchase approximately 53.5 percent of the outstanding shares of Andhra Pradesh Paper Mills Limited, an Indian paper company (“APPM”). The purchase price is approximately $257 million in cash (inclusive of a $10 million exclusivity fee previously paid to the Sellers). In addition, the Company has agreed to pay a $62 million non-compete fee to the Sellers. Pursuant to Indian securities law, the Company will also launch a mandatory public tender offer to acquire up to an additional 21.5 percent of the outstanding shares of APPM for approximately $104 million in cash (inclusive of a $4 million exclusivity fee, paid pro rata to the shareholders). As a result of these two transactions, the Company anticipates acquiring up to 75 percent of the shares of APPM.

APPM is one of the leading integrated paper manufacturers in India, with two mills with combined capacity of about 250,000 tonnes of uncoated freesheet paper annually. The existing and capable management team and 2,500 employees of APPM will continue to operate the business, supplemented by additional International Paper leadership and technical resources.

The share purchase and public tender are expected to be completed as early as the third quarter of 2011, subject to regulatory and other approvals, including the Security and Exchange Board of India (SEBI), the Reserve Bank of India (RBI), and, if applicable, the Competition Commission of India (CCI). The Agreement contains customary representations, warranties, covenants, and indemnities and provides that the parties may terminate the transaction by mutual agreement.

A copy of the press release announcing this transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 29, 2011, the Company announced an increase in its quarterly common stock dividend from eighteen and three-quarter cents ($0.1875) per share to twenty six and one quarter cents ($0.2625) per share, effective for the dividend payable on June 15, 2011, to shareholders of record on May 17, 2011.

A copy of the press release announcing the increase in quarterly dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press release of International Paper Company dated March 29, 2011 relating to the transaction.

Exhibit 99.2    Press release of International Paper Company dated March 29, 2011 relating to the dividend increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ MAURA ABELN SMITH
Name: Maura Abeln Smith
Title: Senior Vice President, General Counsel and
Corporate Secretary

Date: March 29, 2011

EXHIBIT INDEX

Exhibit 99.1    Press Release of International Paper Company dated March 29, 2011 relating to the transaction.

Exhibit 99.2    Press Release of International Paper Company dated March 29, 2011 relating to the dividend increase.